Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-1 of iPower Inc. (the “Company”) of our audit report dated September 20, 2024, relating to the Company’s consolidated financial statements as of and for the year ended June 30, 2024, appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2025.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

Irvine, California

September 9, 2026